SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2003

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated April 22, 2003, reporting on TECO Energy, Inc.’s financial results for the quarter ended March 31, 2003.

99.2

Press Release dated April 21, 2003, reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to downgrade its senior unsecured debt ratings to Ba1 with a negative outlook.

Item 9. Regulation FD Disclosure and Disclosure under Item 12 — Results of Operations and Financial Condition

The following is furnished under Item 12 — Results of Operations and Financial Condition:

See the Press Release dated April 22, 2003, filed as Exhibit 99.1 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the quarter ended March 31, 2003. This press release, along with additional first quarter financial information, including unaudited financial statements and other financial data, can be found on our website at www.tecoenergy.com/enerngsQ1_03.html.

The earnings release furnished herewith contains references to non-GAAP net income from continuing operations that excludes the impact of certain non-cash charges recorded in the first quarter and contains a reconciliation of this measure from GAAP net income. The Company believes that the non-GAAP net income from continuing operations described above allows for a more meaningful comparison based on ongoing operations with TECO Energy’s operating results from the previous period.

The following is furnished under Item 9 — Regulation FD Disclosure:

See also the Press Release dated April 21, 2003, filed as Exhibit 99.2 and incorporated herein by reference reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to downgrade its senior unsecured debt rating to Ba1 with a negative outlook.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO Energy, Inc. (Registrant)

Dated: April 23, 2003	By:	/s/ G. L. GILLETTE
G. L. GILLETTE Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

99.1	Press Release dated April 22, 2003, reporting on TECO Energy, Inc.’s financial results for the quarter ended March 31, 2003.

99.2

Press Release dated April 21, 2003, reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to downgrade its senior unsecured debt ratings to Ba1 with a negative outlook.

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